Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Annual Report on Form 10-K/A for the year ended December 31, 2008 of Everest Re Group, Ltd., a company organized under the laws of Bermuda (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 30, 2009

/S/ JOSEPH V. TARANTO
Joseph V. Taranto Chairman and Chief Executive Officer

/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker Vice President and Comptroller, Principal Accounting Officer